Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Kurrant Food Enterprises, Inc. on Form SB-2, of our report dated November 4, 2005 (included in exhibits to such registration statement) on the financial statements of Kurrant Food Enterprises, Inc. from inception through September 30, 2005.




/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
December 8, 2005